                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                          -------------------------------

                                     FORM T-1

                             STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

                  Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) _____
                      --------------------------------

                                  CITIBANK, N.A.
                (Exact name of trustee as specified in its charter)

                                                         13-5266470
                                                      (I.R.S. employer
                                                      identification no.)

                   399 Park Avenue, New York, New York    10043
                  (Address of principal executive office) (Zip Code)

                         --------------------------------

                                MASCO CORPORATION
                (Exact name of obligor as specified in its charter)

                     Delaware                         38-1794485
                (State or other jurisdiction of     (I.R.S.employer
                incorporation or organization)      identification no.)


                 21001 Van Born Road
                 Taylor, Michigan                           48180
                 (Address of Principal Executive Offices)  (Zip Code)

                         ------------------------------------


                                       Debt Securities
                             (Title of the indenture securities)

Item 1.         General Information.

           Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address

          Comptroller of the Currency,        Washington, D.C.

          Federal Reserve Bank of New York    New York, NY

          Federal Deposit Insurance Corporation
          Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.           Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement
            No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 -  Not applicable.

PAGE

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A (as of June 30, 1994 - attached).

            Exhibit 8 -  Not applicable.

            Exhibit 9 -  Not applicable.


                     -------------------------------------

SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 12th day of October, 1994.


                                          CITIBANK, N.A.


                                          By /s/ Eugene J. Jaworski
                                             Eugene J. Jaworski
                                             Vice President

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 Citibank, N.A.

of New York in the State of New York, at the close of business on June 30, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS
                                                    Thousands
                                                    of dollars

Cash and balances due from
 depository institutions:
  Noninterest-bearing balances and
   currency and coin . . . . . . . . . . . . . . .  $   7,024,000
  Interest-bearing balances  . . . . . . . . . . .      7,846,000
Securities:
  Held-to-maturity securities  . . . . . . . . . .      3,669,000
  Available-for-sale securities  . . . . . . . . .     10,700,000
Federal funds sold and securities purchased
 under agreements to resell in domestic offices
 of the bank and of its Edge and Agreement
 subsidiaries, and in IBFs:
 Federal funds sold  . . . . . . . . . . . . . . . .    1,498,000
 Securities purchased under agreements to resell . . 1,461,000 Loans and lease financing receivables:
 Loans and leases, net of unearned
 income  . . . . . . . . . . . . . . . .$121,910,000
 LESS: Allowance for loan and
  lease losses . . . . . . . . . . . . .   3,718,000
 Loans and leases, net of un-earned income
 and allowance . . . . . . . . . . . . . . . . . . .  118,192,000
Assets held in trading accounts  . . . . . . . . . .   47,048,000
Premises and fixed assets (including capitalized
 leases) . . . . . . . . . . . . . . . . . . . . . .    3,168,000
Other real estate owned  . . . . . . . . . . . . . .    3,022,000
Investments in unconsolidated subsidiaries and
 associated companies  . . . . . . . . . . . . . . .      961,000
Customers' liability to this bank on acceptances
 outstanding . . . . . . . . . . . . . . . . . . . .    1,311,000
Tangible assets  . . . . . . . . . . . . . . . . . .       15,000
Other Assets . . . . . . . . . . . . . . . . . . . .    7,922,000
TOTAL ASSET  . . . . . . . . . . . . . . . . . . . .$ 213,837,000

LIABILITIES

Deposits:
 In domestic offices  . . . . . . . . . . . . . . . $  34,375,000
    Noninterest bearing . . . . . . . . $12,548,000
    Interest bearing  . . . . . . . . .  21,832,000
 In foreign offices, Edge and Agreement
  subsidiaries, and IBFs  . . . . . . . . . . . . .   101,733,000
    Noninterest bearing . . . . . . . .   7,573,000
    Interest bearing  . . . . . . . . .  94,160,000
Federal funds purchased and securities sold under
 agreements to repurchase in domestic offices of the
 bank and of its Edge and Agreement subsidiaries, and
 in IBFs:
  Federal funds purchased . . . . . . . . . . . . .     4,689,000
  Securities sold under agreement to repurchase . .     1,711,000
Trading liabilities . . . . . . . . . . . . . . . .    32,503,000
Other borrowed money:
  With original maturity of one year or less  . . .     7,589,000
  With original maturity of more than one year  . .     4,150,000
Mortgage indebtedness and obligations under
 capitalized leases . . . . . . . . . . . . . . . .        71,000
Bank's liability on acceptances executed and
 outstanding  . . . . . . . . . . . . . . . . . . .     1,329,000
Notes and debentures subordinated to deposits . . .     4,700,000
Other liabilities . . . . . . . . . . . . . . . . .     8,867,000
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . $ 201,717,000

EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . .       751,000
Surplus   . . . . . . . . . . . . . . . . . . . . .     5,944,000
Undivided profits and capital reserves  . . . . . .     5,843,000
Net unrealized holding gains (losses) on
 available-for-sale securities  . . . . . . . . . .       189,000
Cumulative foreign currency translation
 adjustments  . . . . . . . . . . . . . . . . . . .     (607,000)
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . $  12,120,000
TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . $ 213,837,000

      I, Roger W. Trupin, Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                     ROGER W. TRUPIN

      We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J. STEFFEN
PEI-YUAN CHIA                 Directors
WILLIAM R. RHODES